SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                              ________________

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                   ADVENT CLAYMORE CONVERTIBLE SECURITIES
                              AND INCOME FUND

           (Exact Name of Registrant as Specified in its Charter)
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                 Delaware                                               11-3683138

         (State of Incorporation                                       (I.R.S. Employer
            or Organization)                                          Identification no.)


1065 Avenue of the Americas, 31st Floor                                     10018
            New York, New York                                            (Zip Code)
 (Address of Principal Executive Offices)

If this form relates to the registration of a              If this form relates to the registration of a
class of securities pursuant to Section 12(b)              class of securities pursuant to Section 12(g)
of the Exchange Act and is effective                       of the Exchange Act and is effective
pursuant to General Instruction A.(c), please              pursuant to General Instruction A.(d),
check the following box. |X|                               please check the following box. |_|

Securities Act registration statement file number to which this form relates:     333-103329

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of Each Class                                    Name of Each Exchange on Which
    to be so Registered                                    Each Class is to be Registered
    -------------------                                    ------------------------------

    Common Stock                                           New York Stock Exchange
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 Securities to be registered pursuant to Section 12(g) of the Act:

         None



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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.           Description of Registrant's Securities to be Registered.

                  The description of the Registrant's securities to be registered is incorporated by reference to the description contained under the caption "Description of Shares" in the Registrant's Registration Statement on Form N-2 (Nos. 333-103329 and 811-21309) as filed electronically with the Securities and Exchange Commission (the "Commission") on February 19, 2003 (Accession No. 0000950172-03-000555) ("Registration Statement on Form N-2"), as amended by Pre-Effective Amendment No.1 to the Registration Statement on Form N-2, as filed with the Commission on April 3, 2003 (Accession No. 0000950172-03-001096), which is incorporated by reference.

Item 2.           Exhibits.

                  Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.


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                                   SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            ADVENT CLAYMORE CONVERTIBLE
                                            SECURITIES AND INCOME FUND



                                            By:  /s/ Tracy V. Maitland
                                                 -------------------------------
                                            Name:  Tracy V. Maitland
                                            Title: Trustee, President, and Chief
                                                   Executive Officer



Date: April 10, 2003

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